Exhibit 99.1

AFFILIATED MANAGERS GROUP, INC.

NOTICE OF REDEMPTION TO THE HOLDERS OF THE

5.10% Preferred Securities

(CUSIP No. 00169X203)*

Redemption Date: March 31, 2014

NOTICE IS HEREBY GIVEN that Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), has elected to redeem and will redeem on March 31, 2014 (the “Redemption Date”), $291,000,000 in aggregate principal amount of its issued and outstanding 5.10% Preferred Securities (CUSIP No. 00169X203) (the “Securities”), which represents all of the issued and outstanding Securities.  Terms used but not defined herein shall have the meanings specified in the Amended and Restated Declaration of Trust, dated April 3, 2006 (the “Declaration”), by and among the Company, U.S. Bank National Association, successor in interest to Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Trustee and Property Trustee (the “Trustee”), and certain other parties thereto.

The Company hereby notifies each Holder of Securities of the following:

(i)                                   the CUSIP number for the Securities to be redeemed is 00169X203;

(ii)                                the date fixed for redemption will be March 31, 2014 (the “Redemption Date”);

(iii)                             the Redemption Price will be 100% of the principal amount of Securities to be redeemed plus accrued and unpaid Interest, including Contingent Interest, to, but not including, the Redemption Date;

(iv)                            payment will be made on the Redemption Date upon surrender of the Securities to the Paying Agent by effecting book-entry transfer of the Securities and by complying with the procedures of The Depository Trust Company;

(v)                               Interest accrued to, but not including, the Redemption Date will be paid as specified in this notice;

(vi)                            Interest will no longer accrue on the Securities to be redeemed on or after the Redemption Date;

(vii)                         the Conversion Rate is 0.3333 shares of Company common stock per $50.00 principal amount of Securities, which results in a Conversion Price of approximately $150.0150 per share of Company common stock;

(viii)                      the name and address of the Paying Agent and the Conversion Agent is U.S. Bank National Association, Global Corporate Trust Services, 190 South LaSalle Street, 8th Floor, Chicago, Illinois 60603;

(ix)                            the Securities called for redemption may be converted at any time before 5:00 p.m. New York City time on March 28, 2014, which is the Business Day immediately preceding the Redemption Date; and

(x)                               Holders who wish to convert Securities must satisfy the requirements of the Indenture, the Declaration and the Securities.

Inquiries may be made by contacting the Trustee at 312-332-7384.

Dated: February 13, 2014

Under U.S. federal income tax law, backup withholding (currently at a rate of 28%) may apply to payments on the Securities, including the redemption payment, made to certain Holders who fail to furnish the Paying Agent with a valid taxpayer identification number. Holders of the Securities who wish to avoid the imposition of such withholding tax should submit certified taxpayer identification numbers on a properly completed Internal Revenue Service Form W-9 when presenting their Securities for payment (or, if applicable, should submit a properly completed Internal Revenue Service Form W-8BEN or other certification establishing an exemption from withholding). Each Holder is urged to consult with his, her or its own tax advisor as to the particular tax consequences of the redemption to such Holder, including the applicability and effect of federal, state, local and other tax laws.

* The CUSIP number has been assigned to this issue by CUSIP Global Services (managed by Standard & Poor’s) and is included solely for the convenience of the Holders of the Securities. No representation is being made as to the correctness or accuracy of the CUSIP number either as printed on the Securities or as contained herein. The Holder may rely only on the identification numbers printed on his, her or its Security and the redemption shall not be affected by any defect in or omission of such numbers.